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                                                                     EXHIBIT 5.1


October 24, 2005                                           314-552-6000
                                                           FAX 314-552-7000


VIA FEDERAL EXPRESS

Board of Directors
North Fork Bancorporation, Inc.
275 Broad Hollow Road
Melville, New York 11747

Ladies and Gentlemen:

         We have served as counsel to North Fork Bancorporation, Inc. (the "Company") in connection with various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to up to 750 thousand shares of common stock of the Company, par value $0.01 per share (the "Shares"), adjusted for the stock split in November, 2004, that may be offered and sold through the North Fork Bancorporation, Inc. 2004 Outside Directors Stock in Lieu of Fees Plan (the "Plan").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Plan, the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, certain resolutions adopted by the Board of Directors and the Compensation and Stock Committee of the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

         2. All Shares issued by the Company under the Plan, if issued in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.





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October 24, 2005
Page 2


We consent to the use and filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding offer and sale of Shares pursuant to the Plan.

Very truly yours,

/s/  Thompson Coburn LLP